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                                                                       Exhibit 5


                                                  November 27, 2002



Applera Corporation
301 Merritt 7
Norwalk, CT 06851-1070



Ladies and Gentlemen:



         This opinion is being rendered in connection with the preparation and filing by Applera Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of $15,000,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay compensation deferred by employees under the terms of Applera Corporation Deferred Compensation Plan (the "Plan").


         For purposes of the opinion expressed herein, I have conducted such investigations of law and fact as I have deemed necessary or appropriate.


         Based upon the foregoing, I am of the opinion that, when issued in accordance with the terms of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally or by general equitable principles.


         No opinion is expressed with respect to the laws of any jurisdiction other than the laws of the United States of America and the State of Connecticut and the General Corporation Law of the State of Delaware. The opinion set forth herein is rendered solely for your benefit and may not be distributed to or relied upon by any other person.


         I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me in Item 5 of the Registration Statement, and any amendments thereto filed in connection with the Plan.



                                                      Very truly yours,



                                                      /s/ Thomas P. Livingston
                                                      ------------------------
                                                      Thomas P. Livingston
                                                      Secretary